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                                                                    EXHIBIT 23.6

                     [MORTEN BEYER & ASSOCIATES LETTERHEAD]

                                October 23, 1996

GPA Group plc
4th Floor
GPA House
Shannon
Co. Clare, Ireland

Re:  Registration Statement on Form S-3 of America West Airlines

Ladies and Gentlemen:

     We consent to the reference to our name in the text under the heading "Prospectus Summary -- Equipment Notes and the Equipment," "Risk
Factors -- Factors Relating to the Certificates and the Offering -- Appraisals and Realizable Value of the Equipment," "Description of the Equipment and the Appraisals -- Appraised Value" "Experts" and "Appendix II -- Aircraft Appraisals" of the above-captioned Registration Statement and to the text under such headings of the report prepared by us with respect to the Equipment referred to therein.

                                            Sincerely,

                                            MORTEN BEYER & ASSOCIATES

                                            /s/  MORTEN S. BEYER
                                            ------------------------------------
                                            Morten S. Beyer
                                            President
                                            ISTAT Senior Certified Appraiser